UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

Perfumania Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2

Bellport, NY 11713

(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Perfumania Holdings, Inc. (the “Company”) entered into Waiver and Amendment No.1, dated as of May 26, 2009, to its senior, secured credit facility, the Credit Agreement dated as of August 11, 2008 (the “Senior Credit Facility”). The other parties to the Credit Agreement are the Company’s subsidiaries, Quality King Fragrance, Inc., Scents Of Worth, Inc., Five Star Fragrance Company, Inc., Distribution Concepts, LLC, Northern Group, Inc., Perfumania, Inc., Magnifique Parfumes And Cosmetics, Inc., Ten Kesef II, Inc. and Perfumania Puerto Rico, Inc., as Borrowers, certain other subsidiaries of the Company signatory thereto, as Credit Parties, the bank lenders signatory thereto from time to time, as Lenders, General Electric Capital Corporation (“GECC”), as Agent, Collateral Agent and Lender, GE Capital Markets, Inc., as Joint Lead Arranger and Book Runner, Wachovia Capital Markets LLC, as Joint Lead Arranger, and Wachovia Bank, National Association, as Syndication Agent.

In Waiver and Amendment No.1, the Lenders waived the Company’s default of the maximum leverage ratio covenant as of October 31, 2008 and January 31, 2009, as well as the Company’s defaults of the minimum fixed charge coverage ratio and inventory turnover ratio covenants as of January 31, 2009, and certain other breaches. In addition, the following material changes were made to the Credit Agreement:

Interest under the Senior Credit Facility was amended to be, at the Company's election unless an event of default exists, either (i) the highest of (A) The Wall Street Journal “prime rate,” (B) the federal funds rate plus .50% or (C) the sum of the applicable 3-month London interbank offered rate (“LIBOR”) plus 1.00% (the “Index Rate”), plus 3.50% or (ii) LIBOR (but not less than 2.00%) plus 4.50%. Waiver and Amendment No.1 sets forth maximum levels of eligible inventory that may be included in the Borrowing Base from time to time, sets forth certain additional reporting requirements, requires appraisals of inventory no less frequently than each fiscal quarter and desktop appraisals of inventory no less frequently than monthly, provides for no testing of the minimum fixed charge coverage ratio, the inventory turnover ratio or the maximum leverage ratio covenants for the fiscal quarter ended May 2, 2009, deletes the inventory turnover ratio covenant and the maximum leverage ratio covenant thereafter, suspends the minimum fixed charge coverage ratio covenant until the fiscal quarter ending January 30, 2010, and provides for reserves against borrowing availability increasing from $9,000,000 to $15,000,000 at August 4, 2009 and thereafter, in addition to any reserves that may be imposed from time to time in GECC’s reasonable credit judgment. In addition, the Company will be required to pay fees equal to 1.00% of the unused amount of the Senior Credit Facility and 4.50% of the outstanding amount of letters of credit under that facility.

Waiver and Amendment No.1 is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

In addition, effective May 26, 2009, the Company and its subsidiary, Model Reorg Acquisition LLC, respectively, entered into Note and Subordination Amendment Agreements amending the following subordinated debt obligations as a condition to the banks’ entry into Waiver and Amendment No.1: (i) Subordinated Secured Convertible Note, as amended January 24, 2006, held by Stephen Nussdorf, the Chairman of the Company’s Board of Directors and a principal shareholder of the Company, and his brother, Glenn Nussdorf, a principal shareholder of the Company (the “Convertible Note”), (ii) Subordinated Promissory Note, dated as of August 11, 2008, held by Quality King Distributors, Inc., a corporation owned by Stephen Nussdorf, Glenn Nussdorf, and their sister, Arlene Nussdorf, who is also a principal shareholder of the Company, and (iii) Subordinated Promissory Notes, dated as of August 11, 2008, held by Glenn Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, Glenn Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Stephen Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, Stephen Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Arlene Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, and Arlene Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98 (collectively, the “Subordinated Notes”).

The Note and Subordination Amendment Agreements provide that no interest or principal under any of the Subordinated Notes may be paid until the commitment under the Senior Credit Facility terminates. In addition, in the case of the Convertible Note (the convertibility of which expired in January 2009), the Note and Subordination Amendment Agreement provides for conversion of principal and interest at the election of the holders at a conversion price of $7.00 per share until August 11, 2011.

The Note and Subordination Amendment Agreements are filed as Exhibits 4.1, 4.2 and 4.3 to this Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2009, the Company received a notice from The NASDAQ Stock Market (“NASDAQ”) advising that, because we did not file our Form 10-K for the fiscal year ended January 31, 2009 by the due date, we are not in compliance with Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission. The NASDAQ notice provided us 60 calendar days to submit a plan to regain compliance.

The reasons that we have not filed the 10-K are described in Item 7.01 below. We are working to file the Form 10-K as soon as possible, and will submit a plan to regain compliance to NASDAQ if necessary. If we submit such a plan, NASDAQ may allow us up to 180 days from the due date for the 10-K to regain compliance.

The NASDAQ notice has no effect on the listing of our common stock at this time.

Item 7.01	Regulation FD Disclosure

The Company is unable to file its Annual Report on Form 10-K for the year ended January 31, 2009 (“fiscal 2008”) within the prescribed time period because we have not finalized the calculations required to determine whether a valuation reserve against deferred tax assets is required and, if so, the amount, and have not resolved the accounting recognition required under Financial Accounting Standards Board Interpretation No. 48 (“FIN 48”) for certain other matters, so as to enable us to close our books and records and prepare our consolidated financial statements. We are providing the following information regarding the Company’s results of operations for fiscal 2008 and financial condition as of January 31, 2009. We are working to finalize the consolidated financial statements in order to file the fiscal 2008 Form 10-K as soon as possible.

Business of the Company

The Company is an independent, national, vertically integrated company that operates in two industry segments, wholesale distribution and specialty retail sales of designer fragrance and related products. Our wholesale division distributes designer fragrances to mass market retailers, drug and other chain stores, retail wholesale clubs, traditional wholesalers, and other distributors throughout the United States. At January 31, 2009, our Perfumania, Inc. (“Perfumania”) subsidiary operated a chain of 355 “full service” retail stores specializing in the sale of fragrances and related products at discounted prices. Our retail division also sells fragrances over the Internet and in retail stores on a consignment basis. During fiscal 2008, approximately 47.8% of our net sales and 33.2% of our gross profit were provided by our wholesale division, and approximately 52.2% and 66.8%, respectively, by our retail division.

The Company’s business is highly seasonal, with the most significant activity occurring from September through December each year. Wholesale sales are stronger during the months of September through November, since retailers need to receive merchandise well before the holiday season begins, with approximately 34.6% of total revenues being generated during these three months. Retail revenues are the greatest in December, with approximately 36.4% of retail revenues being generated this month, as is typical for a retail operation.

We have not declared or paid any dividends on our common stock and do not currently intend to declare or pay cash dividends in the foreseeable future. Payment of dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including our financial condition, results of operations, current and anticipated cash needs and plans for expansion. Our bank credit facility limits our ability to pay dividends and make other distributions to shareholders.

The Company’s principal executive offices and distribution center are located in Bellport, New York, where we have subleased 280,000 square feet of a new, 560,000 square foot facility since December 2007. The space is leased through December 2027. We also have leased (through December 2017) an additional 179,000 square foot facility in Sunrise, Florida that is currently used for administrative offices. All of Perfumania's retail stores are located in leased premises. As of January 31, 2009, we had a total of approximately 516,000 leased store square feet with an average store size of 1,455 square feet.

At January 31, 2009, the Company had 2,123 employees, of whom 278 were involved in warehousing, 1,654 were employed in Perfumania’s retail stores, 137 in marketing, sales and operations, and 54 in finance and administration. Temporary and part-time employees are added between Thanksgiving and Christmas.

Results of Operations

On August 11, 2008, Model Reorg, Inc. (“Model Reorg”) was merged into a wholly owned subsidiary of Perfumania Holdings, Inc. (“the Merger”). Perfumania Holdings, Inc. had been named E Com Ventures, Inc. (“E Com”) before the Merger. Before the Merger, Model Reorg was a diversified wholesale and retail fragrance company and E Com was a specialty retailer and wholesale distributor of fragrances, doing business primarily through the Perfumania retail store chain and over the Internet.

For accounting purposes, Model Reorg was considered to be the acquirer in the Merger. Accordingly, the Company’s historical financial statements reflect the results of Model Reorg for periods before the Merger and those of the combined companies beginning August 11, 2008. Therefore, the results of Perfumania’s retail operations are included in our financial statements only for the period August 11, 2008 through January 31, 2009. In addition, wholesale transactions between E Com and Model Reorg that were recorded before the Merger as affiliate transactions became intercompany transactions that are eliminated in consolidation.

We elected to continue to use the same fiscal year end, the Saturday closest to January 31, as E Com had used before the Merger. Since Model Reorg’s fiscal year end before the Merger was October 31, its last full fiscal year before the Merger ended October 31, 2007 (“fiscal 2007”), and its fiscal quarter that began November 1, 2007 and ended immediately before the beginning of E Com’s next fiscal year on February 3, 2008 is a separately audited “transition period.” In order to provide a meaningful period-to-period comparison, the following discussion compares fiscal 2008 with the year ended February 2, 2008. We are also providing information about Perfumania’s business before August 11, 2008 to assist in understanding the trends in our current business. All amounts included in this discussion are unaudited.

Net Sales. We expect to recognize net sales of $425.6 million in fiscal 2008, an increase of 24.9% from the $340.7 million recorded in the twelve months ended February 2, 2008. We expect the breakdown of sales between wholesale and retail to be as follows:

	For the year ended
	($ in thousands)
	January 31, 2009	Percentage of Sales	February 2, 2008	Percentage of Sales	Percentage Increase (Decrease)
Retail	$222,168	52.2%	$76,267	22.4%	191.3%
Wholesale	203,427	47.8%	264,434	77.6%	(23.1)%

Total net sales	$425,595	100.0%	$340,701	100.0%	24.9%

Excluding $144.4 million in retail sales by Perfumania that are included in fiscal 2008 sales only for the period from August 11, 2008 through January 31, 2009, net sales decreased by $59.5 million, or 17.5%. Included in wholesale sales are $15.4 million and $32.3 million of pre-Merger sales to E Com in fiscal 2008 and the year ended February 2, 2008, respectively, which are not recognized following the Merger. The remaining decrease in wholesale sales of $44.1 million is the result of the continuing tightening of credit resources generally, which decreases customers’ ability to purchase. Also, the reduction in consumer spending and the weak global economy caused wholesale customers to reduce their demand for fragrance for the 2008 holiday season.

Retail sales by Perfumania for fiscal 2008 increased by 4.0% to $253.9 million compared to the prior year. The average number of stores operated was 329 in fiscal 2008, versus 283 in the prior year, which contributed to the increase in retail sales. However, Perfumania’s comparable store sales decreased by 4.4% during fiscal 2008. The average retail price per unit sold during fiscal 2008 increased 8.0% from the prior year and the total number of units sold decreased by 3.6%. We attribute the increase in the average retail price per unit sold to changes in our product mix and promotions resulting in more sales of higher priced merchandise. The number of units sold was affected by softness in the United States economy, declining consumer confidence and the resulting weak mall traffic.

We expect the softness in wholesale and retail sales to continue for the foreseeable future until consumer confidence and the global economy improve.

Cost of Goods Sold. Cost of goods sold includes the cost of merchandise sold, inventory valuation adjustments, inventory shortages, damages and freight-out charges. Cost of goods sold increased 17.1% from $243.7 million in the year ended February 2, 2008 to $285.3 million in fiscal 2008. Excluding $80.7 million in cost of goods sold for Perfumania, which is included in the above cost of goods sold for the period from August 11, 2008 through January 31, 2009, cost of goods sold decreased by $39.1 million or 16.0%. Excluding Perfumania’s results, the decrease in cost of goods sold was due principally to a decrease in wholesale sales.

Gross Profit. Gross profit increased 44.6% from $97.0 million in the year ended February 2, 2008 to $140.3 million in fiscal 2008. Excluding $63.7 million in gross profit from Perfumania, which is included in the above gross profit for the period from August 11, 2008 through January 31, 2009, gross profit decreased by $20.4 million or 21.0%. Excluding Perfumania’s results, the decrease in gross profit was due principally to a decrease in wholesale sales.

Perfumania’s gross profit for fiscal 2008 increased by 3.7% to $112.7 million versus $108.6 million in the prior year, due to an increase in the number of open stores. For these same periods, Perfumania’s gross margins were 44.4% and 44.5%, respectively.

Operating Expenses. Principally because of the addition of Perfumania’s operating expenses for the period from August 11, 2008 through January 31, 2009, we expect operating expenses for fiscal 2008, exclusive of the $68.3 million impairment charges described below, to be approximately $129.0 million, or 109.6% higher than those for the year ended February 2, 2008. Excluding expenses of Perfumania and the impairment charge, operating expenses were approximately equal to those for the year ended February 2, 2008.

	For the year ended
	($ in thousands)
	January 31, 2009	February 2, 2008	Percentage Increase (Decrease)
Selling, general and administrative	$121,532	$62,561	94.3%
Asset impairment	68,280	—	100.0%
Depreciation and amortization	7,423	1,335	456.0%
Recovery of vendor advances	—	(2,367)	(100.0)%

Total operating expenses	$197,235	$61,529	220.6%

(Loss) income from operations	$(56,938)	$35,447	(260.6)%

Selling, general and administrative expenses include payroll and related benefits for our distribution centers, sales, store operations, field management, purchasing and other corporate office and administrative personnel; rent, common area maintenance, real estate taxes and utilities for our stores, distribution centers and corporate office; advertising, consignment fees, sales promotion, insurance, supplies, freight out, and other administrative expenses.

Selling, general and administrative expenses increased 94.3% from $62.6 million in the year ended February 2, 2008 to $121.5 million in fiscal 2008 due to the addition of Perfumania’s expenses from August 11, 2008 to January 31, 2009. Excluding Perfumania’s selling, general and administrative expenses of $65.5 million, which are included for the period from August 11, 2008 through January 31, 2009, selling, general and administrative expenses decreased by $6.6 million or 10.5%. Included in selling, general and administrative expenses are expenses in connection with service agreements with Quality King Distributors, Inc. (“Quality King”), which were $1.0 million for fiscal 2008, compared with $3.7 million for the year ended February 2, 2008.

Perfumania’s selling, general and administrative expenses for fiscal 2008 increased by 14.6% to $114.6 million compared to $100.0 million in the prior year. The increase was largely attributable to the additional payroll, occupancy and store opening expenses needed to operate the 52 net new stores opened over the past year.

Depreciation and amortization was approximately $7.4 million in fiscal 2008, compared to $1.3 million for the year ended February 2, 2008. Approximately $4.7 million of the total increase is attributable to Perfumania. Of the remaining $1.4 million increase, $0.8 million relates to amortization of deferred financing costs and $0.1 million relates to depreciation of asset purchases for the new executive office and distribution center in Bellport, New York.

As a result of the foregoing, we expect to recognize a net loss from operations in fiscal 2008 of approximately $56.9 million, compared to net income from operations in the previous year of $35.4 million.

Impairment Charges. Since the third quarter of fiscal 2008, the capital markets have experienced substantial volatility, the Company’s market capitalization has decreased below book value, and our operating results have not met previous projections. At January 31, 2009, when management performed the annual impairment testing of goodwill and intangible assets with indefinite lives, we determined the fair values of the Company’s reporting units and concluded that $4.5 million of trademarks, all of which related to trademarks recorded as a result of the Merger, was impaired, and that the Company’s remaining goodwill of $60.5 million, including $40.1 of goodwill recorded as a result of the Merger, was fully impaired. At the same time, we also conducted an internal review of the Company’s long-lived assets at the store level and determined that the carrying value of certain long-lived assets exceeded their fair value, which resulted in an impairment charge with respect to such assets of approximately $ 3.3 million. We do not anticipate any future cash expenditures in connection with these impairment charges.

Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Valuation allowances are recognized to reduce deferred tax assets to the amount that they are more likely than not to be realized. In assessing the likelihood of realization, we consider past taxable income, estimates of future taxable income and tax planning strategies. The Company is in the process of completing a comprehensive review of the likely realization of these net assets considering the current broad economic environment and the challenges facing retailers for the foreseeable future. If we conclude it is appropriate to record a partial or a full valuation allowance to the deferred tax assets, it would be reflected as a charge in the tax provision for fiscal 2008.

The Company’s operations extend to multiple states. This involves dealing with uncertainties and judgments in the application of tax regulations in these states. The final resolution of any tax liabilities are dependent upon multiple factors, including negotiations with taxing authorities in these states. The Company is presently still evaluating any potential liabilities associated with anticipated state tax issues and the appropriate accounting recognition in fiscal 2008 required by FIN48.

Net Loss. The Company expects to record a net loss for fiscal 2008, compared with net income of $13.6 million for the year ended February 2, 2008. However, because we have not yet determined whether a valuation reserve against deferred tax assets is required and, if so, the amount, we are not able to estimate the final amount of the net loss.

Liquidity and Capital Resources

Our principal funding requirements are for inventory purchases, financing extended terms on accounts receivable, paying down accounts payable and debt, opening new stores and renovation of existing stores. Prior to the Merger, Model Reorg also financed extended terms on accounts receivable from E Com. These capital requirements have historically been satisfied through cash from operations and borrowings under the respective revolving credit facilities and notes payable to affiliates.

On August 11, 2008, in conjunction with the Merger, the Company and certain of its subsidiaries entered into a new $250 million revolving credit facility with a syndicate of banks for which General Electric Capital Corporation (“GECC”) serves as Agent (the “Senior Credit Facility”). The Senior Credit Facility is used for the Company’s general corporate purposes and those of its subsidiaries, including working capital. The Company and certain of its subsidiaries are co-borrowers under the Senior Credit Facility, and the Company’s other subsidiaries have guaranteed all of their obligations thereunder.

The Senior Credit Facility is scheduled to expire on August 11, 2011, when all amounts will be due and payable in full. Revolving loans under the Senior Credit Facility may be drawn, repaid and reborrowed up to the amount available under a borrowing base calculated with reference to a specified percentage of the borrowers’ eligible accounts and a specified percentage of the borrowers’ eligible inventory from time to time. GECC has the right to impose reserves in its reasonable credit judgment, whether or not there is an Event of Default, which would effectively reduce the borrowing base and thereby the amount that the borrowers may borrow under the Senior Credit Facility. As of January 31, 2009, GECC had established a $15 million reserve against availability, reducing the amount the borrowers may borrow by $15 million.

Under the Senior Credit Facility, the Company and its subsidiaries have been required to maintain certain financial ratios. Since November 1, 2008, the Company has not been in compliance with the maximum leverage ratio under the terms of the Senior Credit Facility and, since January 31, 2009, the Company has also not been in compliance with the minimum fixed charge coverage and the inventory turnover ratios. As a result of such noncompliance, effective January 23, 2009, GECC elected to impose the Default Rate of interest on outstanding borrowings as permitted by the Senior Credit Facility. The Default Rate is 2% higher than the interest rate otherwise applicable to outstanding borrowings under the Senior Credit Facility, which has been, until the effectiveness of Waiver and Amendment No.1, the higher of (i) The Wall Street Journal corporate “base rate” or (ii) the federal funds rate plus 0.50%, plus in either case a margin of 1.25%. The Default Rate applied until May 26, 2009, when Waiver and Amendment No.1 waived the existing defaults. Going forward, the interest rate on the Senior Credit Facility will be, at the Company's election unless an event of default exists, either (i) the highest of (A) The Wall Street Journal “prime rate,” (B) the federal funds rate plus .50% or (C) the sum of the applicable 3-month London interbank offered rate (“LIBOR”) plus 1.00% (the “Index Rate”), plus 3.50% or (ii) LIBOR (but not less than 2.00%) plus 4.50%. The Company will also be required to pay fees equal to 1.00% of the unused amount of the Senior Credit Facility and 4.50% of the outstanding amount of letters of credit under that facility.

Waiver and Amendment No.1 also made a number of additional changes to the Senior Credit Facility, as described in Item 1.01 above, to better align its provisions to the Company’s current business situation. Any future defaults, if not waived, would permit the lenders to accelerate the indebtedness and terminate the Senior Credit Facility, which would cause all amounts outstanding, including all accrued interest and unpaid fees, to become immediately due and payable. Any such action could result in the Company’s having to refinance the Senior Credit Facility and obtain an alternative source of financing. Due to the current weakness in the credit markets, there is no assurance that such financing would be obtained, or if such refinancing is obtained, that the terms of a new facility would be on terms comparable to the current

Senior Credit Facility. If the Company were unable to obtain such financing, its operations and financial condition would be materially adversely affected and it would be forced to seek an alternative source of liquidity, such as by selling additional securities, to continue operations, or to limit its operations.

The Company also has outstanding obligations aggregating $55 million to certain trusts established by, and $35 million to a corporation owned by, members of the Nussdorf family, who are principal shareholders of the Company, as well as a $5 million convertible note held by Stephen and Glenn Nussdorf. The trust notes bear interest at a rate equal to 2%, and the corporate note 1%, over the rate in effect from time to time on the revolving loans under the Senior Credit Facility. The convertible note bears interest at the prime rate plus 3%. However, all these obligations are subordinated to the Senior Credit Facility, and no payments may be made on any of these obligations while the Senior Credit Facility is outstanding.

Forward Looking Statements

The foregoing is only an overview and will be supplemented and qualified by the presentation of the Company’s complete financial results for fiscal 2008 and discussion thereof included in the Form 10-K when filed. The amounts given are only estimates and are subject to change following the completion of management’s review of the financial statements. The foregoing statements about the anticipated timing of the Form 10-K and the Company’s anticipated results of operations, including the amount of the possible valuation reserve against deferred tax assets, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon information presently available to the Company and assumptions that we believe to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including the risks that additional resources and time may be needed to complete and file the Form 10-K and that the Company’s actual operating results may differ materially from these estimates upon completion of the financial statements.

Additional Risk Factors

In addition to the important factors stated above regarding our access to credit, our business is sensitive to a number of factors that influence the levels of consumer spending, including political and economic conditions such as recessionary environments, the levels of disposable consumer income, consumer debt, interest rates and consumer confidence. The recent disruptions in the national and international economies and financial markets and the related increases in unemployment are depressing consumer confidence and spending. If such conditions persist, consumer spending will likely decline further, which would have a material adverse effect on our business and our results of operations.

Furthermore, those economic and commercial disruptions have reduced the availability of credit for businesses. Some of our customers have also experienced declining financial performance. These conditions affect their ability to pay amounts owed to us on a timely basis or at all. There can be no assurance that government responses to the economic disruptions will increase liquidity and the availability of credit, and our wholesale customers may be unable to borrow funds on acceptable terms. Continued economic decline affecting our wholesale customers would also materially adversely affect our business and results of operations.

The Company’s May 27, 2009 press release regarding the execution of Waiver and Amendment No. 1 and the NASDAQ notice is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit Index

4.1	Note and Subordination Amendment Agreement dated as of May 26, 2009, among Model Reorg Acquisition LLC, Glenn Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, Glenn Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Stephen Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, Stephen Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Arlene Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, and Arlene Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, and General Electric Capital Corporation, as Agent and Collateral Agent for the Lenders under the Credit Agreement.

4.2	Note and Subordination Amendment Agreement dated as of May 26, 2009, among Model Reorg Acquisition LLC, Quality King Distributors, Inc., and General Electric Capital Corporation, as Agent and Collateral Agent for the Lenders under the Credit Agreement.

4.3	Note and Subordination Amendment Agreement dated as of May 26, 2009, among the Company, Stephen Nussdorf, Glenn Nussdorf, and General Electric Capital Corporation, as Agent and Collateral Agent for the Lenders under the Credit Agreement.

10.1	Waiver and Amendment No.1, dated as of May 26, 2009, to Credit Agreement dated as of August 11, 2008, among the Company and the other Borrowers named therein, the Credit Parties named therein, the Lenders named therein, General Electric Capital Corporation, as Agent, Collateral Agent and Lender, GE Capital Markets, Inc., as Joint Lead Arranger and Book Runner, Wachovia Capital Markets LLC, as Joint Lead Arranger, and Wachovia Bank, National Association, as Syndication Agent.

99.1	Press Release issued by the Company on May 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.

Date: May 27, 2009	By:	/s/ Donna Dellomo
Donna Dellomo Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Note and Subordination Amendment Agreement dated as of May 26, 2009, among Model Reorg Acquisition LLC, Glenn Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, Glenn Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Stephen Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, Stephen Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Arlene Nussdorf 10 Year Grantor Retained Annuity Trust dated 11/1/98, and Arlene Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, and General Electric Capital Corporation, as Agent and Collateral Agent for the Lenders under the Credit Agreement.

4.2	Note and Subordination Amendment Agreement dated as of May 26, 2009, among Model Reorg Acquisition LLC, Quality King Distributors, Inc., and General Electric Capital Corporation, as Agent and Collateral Agent for the Lenders under the Credit Agreement.

4.3	Note and Subordination Amendment Agreement dated as of May 26, 2009, among the Company, Stephen Nussdorf, Glenn Nussdorf, and General Electric Capital Corporation, as Agent and Collateral Agent for the Lenders under the Credit Agreement.

10.1	Waiver and Amendment No.1, dated as of May 26, 2009, to Credit Agreement dated as of August 11, 2008, among the Company and the other Borrowers named therein, the Credit Parties named therein, the Lenders named therein, General Electric Capital Corporation, as Agent, Collateral Agent and Lender, GE Capital Markets, Inc., as Joint Lead Arranger and Book Runner, Wachovia Capital Markets LLC, as Joint Lead Arranger, and Wachovia Bank, National Association, as Syndication Agent.

99.1	Press Release issued by the Company on May 27, 2009.